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                                                                  EXHIBIT (4)(a)
                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK

               SINGLE PREMIUM IMMEDIATE VARIABLE ANNUITY CONTRACT

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company"), a stock company, issues this Single Premium Immediate Variable Annuity Contract to the Owner based on the completed Application and the payment of the Premium Payment. The Company agrees to make Income Payments to the Payee designated by the Owner beginning on the Income Start Date and continuing thereafter, subject to the terms and conditions of this Contract.

This is a Single Premium Immediate Variable Annuity Contract. Income Payments paid from the Divisions are not guaranteed as to dollar amount and may increase or decrease depending on the investment experience of the Investment Options selected by the Owner. The Owner of the Contract may also select a fixed income investment within this Immediate Variable Annuity Contract.

RIGHT TO CANCEL. If after reading this Contract, the Owner is not satisfied for any reason, the Owner may return the Contract to the Company at its Home Office or to any agent authorized by the Company within 10 calendar days after receiving it (or a longer period if required by the laws of the Issue State). If mailed in the United States in a properly addressed envelope with sufficient first class postage, it will be deemed to be received by the Company on the date of postmark, registration or certification. The Company will refund the Single Premium including any expenses and charges, less any prior payments made, and this Contract will be void.

Executed for the Company on the Contract Date.


/s/ DAVID J. DIETZ                        /s/ ELIZABETH M. TUCK
--------------------------------------    --------------------------------------
President                                 Secretary

                      THIS CONTRACT IS NON-PARTICIPATING -
                           DIVIDENDS ARE NOT PAYABLE.

                      PLEASE READ THIS CONTRACT CAREFULLY.
     THE CONTRACT IS IRREVOCABLE UPON THE END OF THE RIGHT TO CANCEL PERIOD.

             THIS CONTRACT IS A LEGAL CONTRACT BETWEEN THE OWNER AND
                    AMERICAN GENERAL LIFE INSURANCE COMPANY.

       Home Office: Home Office: 830 Third Avenue, 7/th/ Floor . New York,
                              New York 10022-4684

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                               ===================
                                TABLE OF CONTENTS
                               ===================

ARTICLES                                                                 PAGE
==============================================================================
CONTRACT DATA PAGE.....................................................  3, 3A
------------------
ARTICLE 1: DEFINITIONS.................................................  4 - 7
----------------------
ARTICLE 2: PARTIES INVOLVED IN THE CONTRACT
-------------------------------------------
2.01   General.........................................................  7
2.02   The Owner and Joint Owner.......................................  7
2.03   The Annuitant and Joint Annuitant...............................  8
2.04   The Beneficiary.................................................  8
2.05   The Payee.......................................................  9
ARTICLE 3: INCOME PAYMENTS
--------------------------
3.01   General.........................................................  9
3.02   Liability for Income Payments...................................  9
3.03   Separate Account................................................  9
3.04   Divisions.......................................................  9
3.05   Annuity Income Units............................................  10
3.06   Initial Allocation of the Net Single Premium Payment............  10
3.07   Income Payments.................................................  11
3.08   First Variable Income Payment...................................  11
3.09   Subsequent Variable Income Payments.............................  11
3.10   Fixed Income Payments...........................................  12
3.11   Delay of Income Payments........................................  12
3.12   Semi-Annual Benefit Leveling....................................  12
3.13   Misstatement of Age or Sex......................................  13
3.14   Income Payments to Guardian.....................................  13
ARTICLE 4: INVESTMENT TRANSFERS
--------------------------------
4.01   Transfer among investment options...............................  13
4.02   Automatic rebalancing...........................................  13
4.04   Transfer restrictions...........................................  14
ARTICLE 5: WITHDRAWALS
----------------------
5.01   Withdrawal options..............................................  15
5.02   Effect of withdrawals on future Income Payments.................  15
5.03   Restrictions on withdrawals.....................................  15
5.04   Determining the withdrawal amount...............................  16
5.05   Withdrawal charges..............................................  16
ARTICLE 6: DISTRIBUTION UPON DEATH
----------------------------------
6.01   Rights of ownership succession..................................  16
6.02   Notification of death...........................................  17
6.03   Death of the Owner who is the Annuitant prior to the
       Annuity Starting Date...........................................  17
6.04   Death of the Owner who is not the Annuitant prior to the
       Annuity Starting Date...........................................  17
6.05   Death of the Annuitant who is not the Owner prior to the
       Annuity Starting Date...........................................  17
6.06   Death of the Owner or Joint Owner after the Annuity
       Starting Date...................................................  18
6.07   Death of the Annuitant after the Annuity Starting Date..........  18
6.08   Death of the Payee..............................................  18
6.09   Status of Income Payments upon notification of any death........  18
6.10   Lifetime Income Payout Option...................................  18
ARTICLE 7: TAXATION
-------------------
7.01   General.........................................................  18
7.02   Status as an annuity contract...................................  19
7.03   Taxation on Premium Payment.....................................  19
ARTICLE 8: GENERAL PROVISIONS
-----------------------------
8.01   Contract issue requirements.....................................  19
8.02   Single Premium Payment..........................................  19
8.03   Entire Contract.................................................  19
8.04   Conformity with laws............................................  19
8.05   Evidence of survival............................................  20
8.06   Validity of trust...............................................  20
8.07   Termination of the Contract.....................................  20
8.08   Modification of the Contract....................................  20
8.09   Annuity is not a "Plan".........................................  20
8.10   Incontestability................................................  20
8.11   Non-participating...............................................  20
8.12   Assignment......................................................  20
8.13   Reliance on information by the Company..........................  21
8.14   Protection of proceeds..........................................  21
8.15   Notification....................................................  21
8.16   Disclaimer......................................................  21
8.17   Liability of the Company........................................  21
8.18   Indemnification of the Company..................................  22
8.19   Reports.........................................................  22
8.20   Rights reserved by the Company..................................  22
ARTICLE 9: EXPENSES
-------------------
9.01   Mortality and expense risk charge...............................  22
9.02   Administrative expense charge...................................  23
9.03   Fund expenses...................................................  23

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                 ==============================================
                               CONTRACT DATA PAGE
                 ==============================================

Income Payment Option: Single Lifetime Income with a Certain Period

================================================================================

Contract Number: SPECIMEN                 Contract Date:        April 7, 2003
Premium Payment:  $ 110,046.26            Modal Period:         Monthly
                                          Income Payment Date:  7th
                                          --------------------------------------
Issue State: [ ]                          Income Start Date:    April 07, 2003
Contract Type:                            Income End Date: The later of March
[IRA/Nonqualified/Qualified]              07, 2018 or the death of the Annuitant
                                          [Allocation Date:]
--------------------------------------------------------------------------------
Maximum Mortality and Expense             Fixed Income Payment: $xxx.xx*
Risk Charge: 1.20%                        Assumed Investment Return: [3.5%
Maximum Administrative Expense            or 5%]
Charge: .15%                              [Fixed Income Increasing/decreasing
Withdrawal Charge: 1% in years 1-8        Percentage: [1%-5%]]
                   0% thereafter
================================================================================

================================================================================

Owner: JOHN DOE                            Annuitant: JOHN DOE
                                           Age at Issue: 30
Payee: JOHN DOE                           Date of Birth: February 18, 1973
================================================================================

================================================================================
Income Payments: Certain Period Income Payments will be paid for the Certain Period of [180 Monthly payments]. When the Certain Period ends, Income Payments will continue during the lifetime of the Annuitant.
================================================================================

================================================================================
Income Payment Description: Single Lifetime Income with Certain Period Payout Option provides Income Payments to the Payee for the longer of the life of the Annuitant or the Certain Period. Income Payments will continue to the Payee until the Income End Date.
================================================================================

* The fixed Income Payment amount is based upon the amounts allocated to the Fixed Account on the Contract Date. This amount may change if transfers are later made to the Fixed Account.

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                 ==============================================
                                   ARTICLE 1:
                                   DEFINITIONS
                 ==============================================

Definitions used within this Contract are generally shown in this section; however, certain terms may be defined in other portions of this Contract. Caption, article and section headings appearing in this Contract are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Contract.

Age: An Annuitant's age as set forth on the Contract Data Page. This age is used in the calculation of Income Payments for any Payout Option containing a life contingency.

Allocation Date: The Valuation Date that the funds are transferred from the Money Market Division into one or more of the Contract's other Divisions as set forth on the Contract Data page.

Annuitant: Any natural person named in the Application and shown on the Contract Data Page whose life is used to determine the amount and duration of any Income Payments made under the Contract involving life contingencies. Unless the text clearly indicates otherwise, the term Annuitant also includes the Primary Annuitant and/or Joint Annuitant. For IRA Contracts the Annuitant and the Owner must be the same person.

Annuity Starting Date: The later of the Contract Date or the first day of the Modal Period (month, quarter, half year or year depending on whether Income Payments will be made monthly, quarterly, semi-annually or annually) which ends on the date of the first Income Payment.

Annuity Income Unit: An accounting unit of measure used to calculate variable Income Payments.

Annuity Income Unit Value: The value of one Annuity Income Unit.

Application: The form required by the Company to be completed by the Owner that, along with the Single Premium Payment, provides the consideration for this Contract. The Application is made a part of this Contract.

Assumed Investment Return (AIR): A factor used in calculating the initial and subsequent variable Income Payments. The AIR selected by the Owner is set forth on the Contract Data Page.

Beneficiary: The natural or Non-Natural Person named by the Owner. The Beneficiary may succeed to ownership of the Contract in certain circumstances.

Certain Period: The non-life contingent portion of certain Payout Options which guarantee to make Income Payments regardless of any Annuitant being alive on the Income Payment Date.

Code: The Internal Revenue Code of 1986, as amended. References to specific sections of the Code include any applicable regulations issued according to such sections.

Company: The United States Life Insurance Company In the City of New York, the issuer of this Contract.

Contract: This written agreement between the Owner and the Company.

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Contract Data Page: Page 3 (and 3A, if applicable) of this Contract which details information about the following: 1) the Payout Option selected; 2) the frequency of Income Payments; 3) the Certain Period Income Payments, if applicable; 4) the parties to this Contract; 5) the Income Payment dates; 6) the Contract Date; 7) the Assumed Investment Return; and 8) Contract charges and expenses.

Contract Date: The date the Contract is issued by the Company and becomes effective after receiving: 1) the Premium Payment; 2) the Application; and 3) all necessary paperwork required by the Company.

Division: A separate and distinct division of the Separate Account to which underlying shares of a Fund are allocated. The cumulative performance of the selected divisions determines the value of variable Income Payments.

ERISA: Employee Retirement Income Security Act of 1974, as amended. References to specific sections of ERISA include any applicable regulations issued according to such sections.

Fixed Account: The portion of the Net Single Premium Payment allocated to the Company's general account. During the term of the Payout Option selected and regardless of investment results achieved by any funds allocated to the Separate Account, the Company guarantees payment of the fixed Income Payment amount shown on the Contract Data Page based on the amount allocated to the Fixed Account, the Payout Option selected and the age of the Annuitant and Joint Annuitant, if applicable. Funds allocated to the Fixed Account cannot be reallocated to provide for variable Income Payments or be subject to an Article 5 "Withdrawal".

Income Payment: The series of periodic annuity payments that are paid to the Payee. Income Payments may be variable and fixed, variable only, or fixed only based upon the investment options selected by the Owner.

Income Payment Date: The day of the month or date that Income Payments will be made as set forth on the Contract Data Page.

Income End Date: The date guaranteed Income Payments end as set forth on the Contract Data Page.

Income Start Date: The date Income Payments begin. The Income Start Date selected must be set no later than one year from the Contract Date.

IRA Contract: A Contract issued as an Individual Retirement Annuity (IRA) as defined under section 408(b) of the Code or as a Roth IRA as defined under section 403A(b) of the Code.

Investment Options: Together, the Fixed Account and the Divisions make up the Investment Options.

Joint Annuitant: A natural person other than the Primary Annuitant upon whose continuation of life is used to determine any Income Payments involving life contingencies. A Joint Annuitant can be selected only if one of the joint life Payout Options is selected.

Joint Owner: A co-owner who possesses an undivided interest in the entire Contract with the Owner. Joint Ownership is not permitted for Qualified Contracts or IRA Contracts.

Modal Period: The period of time (mode), at the end of which an Income Payment is made. Such period is set forth on the Contract Data Page.

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Net Asset Value: The daily value of the underlying funds after charges and expenses of the fund have been deducted.

Net Single Premium Payment: The Single Premium Payment less state premium taxes, and any charges or expenses, if applicable.

Non-Natural Person: A corporation, trust or other non-living entity.

Non-Qualified Contract: A Contract which is not defined as a Qualified Contract or an IRA Contract.

Owner: The natural or Non-Natural Person named in the Application to hold this Contract and to exercise all rights and privileges under it. For purposes of Code section 72(s), the Owner is the "holder" of this Contract.

Payee: The natural or Non-Natural Person named in the Application, or as subsequently changed by the Owner, to receive the Income Payments under a Payout Option.

Payout Option: The Income Payment option selected by the Owner and set forth on the Contract Data Page.

Plan: Pension plan as defined in ERISA section 3(2).

Primary Annuitant: The natural person on whose life the amount and timing of Income Payments is based.

Qualified Contract: A Contract purchased with funds from a retirement Plan that meets the requirements of Code sections 401(a), 403(a), 403(b), or certain deferred compensation plans under Code section 457.

Required Minimum Distribution: If a Contract is purchased as an IRA Contract or Qualified Contract, the Owner's benefits under the Contract must satisfy the Required Minimum Distribution rules as provided for by various provisions of the Code.

Semi-Annual Benefit Leveling: The semi-annual adjustment to monthly variable Income Payments to make Income Payments made during the following six (6) months equal in amount.

Separate Account: A segregated investment account entitled "Separate Account D" established by the Company to separate assets into divisions that fund the variable benefits for the class of contracts to which this Contract belongs.

Simultaneous Death: The death of both the Owner and any successor Owner that occurs within a period of 30 calendar days.

Single Premium Payment: The amount shown on the Contract Data Page paid to the Company for the purchase of this Contract. This amount may be cumulative and come from one or more sources.

Spouse: A party to a legal union between two natural persons recognized under the laws of the applicable jurisdiction, where the other party to the legal union is either an Annuitant, Beneficiary or Owner under the terms and conditions of the Contract.

Surviving Spouse: The surviving natural person among an Annuitant and a Joint Annuitant, if a Joint Annuitant is named in the Application and the Joint Annuitant also meets the definition of Spouse based on his/her legal union to the Annuitant.

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Valuation Date: Any day the New York Stock Exchange is open for trading. The
Valuation Date ends when the New York Stock Exchange closes.

Written, In Writing: A written request or notice, signed, dated and received at an address designated by the Company in a form the Company accepts. The Owner may ask the Company for the acceptable format(s). For certain types of written requests, the Company reserves the right to require that the signature be notarized and/or guaranteed by a member firm of a major stock exchange or other institution qualified to give such a guaranty.

                 ==============================================
                                   ARTICLE 2:
                        PARTIES INVOLVED IN THIS CONTRACT
                 ==============================================

2.01 GENERAL
Unless otherwise provided, all references in the Contract in the singular form will include the plural form and all references in the plural form will include the singular form.

Several persons may play a role in this Contract. These include: 1) the Owner;
2) the Annuitant; 3) the Beneficiary; and 4) the Payee.

2.02 THE OWNER AND JOINT OWNER
Unless otherwise provided, the Owner has all the rights and duties set forth in this Contract. For Qualified Contracts the Owner may be a natural or Non-Natural Person. For IRA Contracts the Owner must be the Annuitant.

Upon application, the Owner may designate or elect:

     1) An Annuitant and Joint Annuitant, if applicable;
     2) A Beneficiary and a contingent Beneficiary;
     3) A Payee;
     4) The income payment features to include: Modal Period, Payout Option, and Income Start Date;
     5) The initial allocation of the Net Single Premium Payment to the Divisions and/or the Fixed Account;
     6) Semi-Annual Benefit Leveling;
     7) Automatic Rebalancing.

--------------------------------------------------------------------------------
X Note: Once elected on the Application, the Annuitant, Joint Annuitant, and Income Payment features cannot be changed.
--------------------------------------------------------------------------------

On and after the Income Start Date, the Owner has the right to:

     1) Name a different Owner or Joint Owner for Non-Qualified Contracts;
     2) Change the Beneficiary and/or the Contingent Beneficiary;
     3) Change the Payee for Non-Qualified Contracts;
     4) Elect, discontinue or change the Electronic Funds Transfer (EFT) of Income Payments;
     5) Modify income tax withholding from Income Payments;
     6) Transfer funds to the Fixed Account and between the Divisions, subject to the Transfer Restrictions found in Article 4, section 4.04;
     7) Elect or discontinue Semi-Annual Benefit Leveling;
     8) Elect or discontinue Automatic Rebalancing.

--------------------------------------------------------------------------------
X Tax Note: Any Changes in the Owner, Joint Owner or Payee could have tax consequences. The Owner should consult a tax advisor before any changes are requested. The Company is not responsible for the tax consequences of any ownership or payee changes.
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Most changes the Owner makes will be legally binding on the Company and take effect after the Company receives the Owner's Written request. If the Owner makes an ownership, Beneficiary or Payee change, the change will take effect as of the date the Owner signs the change document. The Company is not liable, however, for any payment the Company makes or other action it takes before receiving the Owner's Written request or change document.

Nonqualified Contracts: If a Joint Owner is named, a Joint Owner will have an undivided interest in the Contract. Unless otherwise permitted by the Company, the exercise of any ownership right shall require a Written request by all Owners.

Qualified Contracts: Certain Plan provisions required by the Code, ERISA or other applicable laws may limit the Owner's rights under this Contract. The provisions may:
     1) Require consent of the Owner's Spouse before the Owner may elect to receive Income Payments.
     2) Require that the Owner's Spouse be designated as Beneficiary.
     3) Require that Income Payments be made in the form of a Joint and Survivor Annuity for the Owner and the Owner's Spouse unless both consent to a different form of Payout Option.

--------------------------------------------------------------------------------
X Tax Note: The Owner or Joint Owner remains liable for any and all federal tax consequences under this Contract. This includes, but is not limited to income and gift tax consequences for Income Payments made to Payees other than themselves. Unless otherwise directed, the Company will mail all tax forms to the Owner of this Contract. The Company reserves the right to refuse to send tax forms to someone other than the Owner, such as the Annuitant or Payee.
--------------------------------------------------------------------------------

2.03 THE ANNUITANT AND JOINT ANNUITANT
The Annuitant's (and any Joint Annuitant's, if applicable) life expectancy is used to determine the amount and duration of any Income Payments made under Payout Options involving life contingencies. Once designated, the Annuitant (and any Joint Annuitant, if applicable) cannot be changed. A Joint Annuitant is permitted only if one of the joint life Payout Options is selected.

IRA Contracts: The Owner must be the Annuitant and the entire interest in the Contract is nonforfeitable.

Qualified Contracts: The Primary Annuitant must be the employee. If one of the Joint Life Payout Options is elected, the Joint Annuitant must be the Spouse of the Annuitant unless both consent otherwise.

2.04 THE BENEFICIARY
The Beneficiary may succeed to ownership in accordance with the Rights of Succession section (Article 6, section 6.01) of the Contract.

Ownership succession may occur upon the death of both the Owner and Annuitant or as directed by the Owner on the application. The Owner may name

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one or more Beneficiaries. If more than one Beneficiary succeeds to ownership of the Contract, each will share ownership equally unless otherwise specified.

2.05 THE PAYEE
The Owner may name one or more Payee(s). Multiple Payees will share equally, unless otherwise designated. If no Payee is designated on the Application, the Annuitant will be the Payee.

In no event will any Payee who is not also an Owner have any ownership rights under this Contract. For Qualified and IRA Contracts the Payee must be the Annuitant while the Annuitant is living.

                 ==============================================
                                   ARTICLE 3:
                                 INCOME PAYMENTS
                 ==============================================

3.01 GENERAL
The Company reserves the right to use a less frequent Payment Mode to make Income Payments at least equal to one hundred dollars ($100.00) per Payee. All Income Payments will be made in U.S. dollars. The Company reserves the right to refuse to send Income Payments to an address other than a U.S. address.

The Company will not pay interest on amounts represented by uncashed Income Payment checks if the postal service or delivery service is unable to deliver checks to the Payee's address of record. Uncashed variable Income Payments will not participate in the performance of the Divisions.

--------------------------------------------------------------------------------
X Note: The Owner is responsible for keeping the Company informed of the Payee's current address of record.
--------------------------------------------------------------------------------

3.02 LIABILITY FOR INCOME PAYMENTS
The Owner and any successor Owner assume all responsibility for claims against the Company arising out of any Income Payments made as directed by the Owner. The Owner agrees to indemnify, defend and hold the Company harmless for such claims. Anyone who receives Income Payments that should not have been made will be liable to the Company for those payments.

3.03 SEPARATE ACCOUNT
The Separate Account is established and maintained by the Company for the purpose of investing amounts allocated to it from variable contracts issued by the Company. The assets of the Separate Account are owned by the Company, are held separately from other assets of the Company and are not chargeable with liabilities arising out of any other business of the Company.

Nothing contained in this Contract shall be construed as to give the Owner any rights, title or interest in any of the assets held by the Separate Account. The Company has the right to transfer to the Company's general account any assets of the Separate Account which are in excess of the liabilities of the Separate Account.

3.04 DIVISIONS
The Separate Account is made up of one or more Divisions, each of which invests in a specific underlying fund available under this Contract. The Company reserves the right, subject to compliance with applicable law, to make additions to, deletions from or substitutions for the shares that are held by any Division or that the Division may purchase. The Owner will be given notice of the Company's intention to make a substitution.

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--------------------------------------------------------------------------------
X Note: The Company does not guarantee the investment performance of the Divisions. The Owner bears the full investment risk for amounts allocated to the Divisions.
--------------------------------------------------------------------------------

Interests in a Division are purchased at their Net Asset Value and are valued on each Valuation Date. The Owner shares in the income, gains and losses of the Divisions for which the Net Single Premium Payment has been allocated.

3.05 ANNUITY INCOME UNITS
Upon applying the Net Single Premium Payment, the Company calculates the number of Annuity Income Units associated with each Payout Option (for variable Income Payments) as determined by the currently used annuity rate factors. The Annuity Income Unit Value for each Division will vary from one Valuation Date to the next based on the investment experience of the assets in the Division and the deduction of certain Separate Account charges and expenses.

In determining the Annuity Income Unit Values, the Company applies a Mortality and Expense Charge (Article 9, section 9.01) and an Administrative Expense Charge (Article 9, section 9.02) against the daily value of the assets of each Division. The amounts of these charges is shown as a percentage on the Contract Data Page.

The number of Annuity Income Units for each Division will generally remain constant, subject to the following exceptions:

1)   If value is transferred from one investment option to another.
2)   If value is withdrawn from the Contract
3) Upon the death of the Primary Annuitant after the Certain Period ends, if applicable, if the Owner selects a joint and survivor Payout Option where the surviving Annuitant's Income Payments are reduced (such as a joint and 50% survivor). The percentage reduction in the Income Payments will be achieved through a reduction in the number of Annuity Income Units.

3.06 INITIAL ALLOCATION OF THE NET SINGLE PREMIUM PAYMENT
The Owner determines the initial allocation of the Net Single Premium Payment between the Fixed Account and the Divisions of the Separate Account. The Owner may choose to allocate the Net Single Premium Payment to all variable, all fixed or a combination of fixed and variable Income Payments.

Allocation percentages to the Divisions must be in whole percents. The initial allocation to the Divisions of the Separate Account cannot be less than [5%] per Division and the total of all allocations must be equal to 100%.

The initial allocation to the Fixed Account cannot be less than [5%] of the Net Single Premium Payment. The Net Single Premium Payment allocated to the Fixed Account will be placed in the Company's general account.

The Net Single Premium Payment initially allocated to the Separate Account will be applied within two (2) Valuation Dates from the later of the receipt of the Premium Payment or the date all requirements to put the contract in force are satisfied.

If any requirement is not satisfied within five (5) Valuation Dates, the Premium Payment and all paperwork will be returned to its source unless the Contract Owner provides the Company with Written authorization to hold the paperwork and/or

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the Premium Payment (in a non-interest bearing account) until all requirements are satisfied.

For Premium Payments in excess of [$1,000,000.00] the Company reserves the right to restrict the Investment Options and/or allocate the Net Single Premium Payment to the Money Market Division for a period of 15 days (or the end of the Right to Cancel period if longer). On the Allocation Date, the Company will transfer the value of the funds from the Money Market Division into the Investment Option(s) selected on the Application by the Owner.

3.07 INCOME PAYMENTS
The Company will guarantee the dollar amount of any fixed portion of each Income Payment; however, the amount of the variable Income payments will depend upon the investment experience of the underlying funds and IS NOT guaranteed by the Company.

For variable only Income Payments the Income Payments will vary with the investment performance of the Divisions during each Modal Period

For fixed only Income Payments the Income Payments will be as determined on the Contract Data Page, unless funds are transferred from the Divisions to the Fixed Account during the Modal Period.

For a combination of fixed and variable Income Payments a portion of each Income Payment will vary and a portion will remain as determined on the Contract Data Page.

3.08 FIRST VARIABLE INCOME PAYMENT
The following factors may determine the amount of the first variable Income
Payment:

- The portion of the Net Single Premium Payment allocated to the variable Investment Options;
- The value of the annuity unit on the Valuation Date prior to the Income Start Date;
-  The Allocation Date, if applicable;
-  The Age and sex of the Annuitant (and Joint Annuitant, if any);
-  The Payout Option elected;
-  The frequency of Income Payments;
-  The Income Start Date;
-  The deduction of applicable premium taxes and fees;
-  The Contract Date; and
-  The Assumed Investment Return (AIR).

3.09 SUBSEQUENT VARIABLE INCOME PAYMENTS
All variable Income Payments will be valued on a Valuation Date prior to the Income Payment Date. This Valuation Date is the date in which funds are extracted from the Divisions in order to timely deliver the Income Payment to the Payee.

On the Income Start Date and during each Modal Period thereafter, the Company will calculate the variable Income Payments to reflect the investment performance of each Division selected by the Owner. The dollar amount of the variable Income Payment is determined as follows:

1)   Determine the Annuity Income Units:
     The portion of the first Income Payment funded by a particular Division is divided by the Annuity Income Unit Value for that Division as of the Contract Date.
2) The Annuity Income Units remain constant, subject to the following exceptions:
     a)   If value is transferred from one investment option to another.
     b) Upon the death of the Primary Annuitant under a joint annuity contract and after the

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          end of the Certain Period if the Income Payments to the Joint
          Annuitant reduce, as indicated on the Contract Data Page.
     c)   A withdrawal.
3) The number of Annuity Income Units for each Division is multiplied by the Annuity Income Unit value for that Division on the Valuation Date for which the payment is being calculated. The sum of these figures for all the Divisions in which the Owner invests establishes the dollar amount of the variable Income Payments.

If net performance for each Modal Period (after deducting all charges) is exactly equal to the AIR, the variable Income Payments will not change. If net performance is less than the AIR, Income Payments will decrease. If net performance is more than the AIR, Income payments will increase.

3.10 FIXED INCOME PAYMENTS
Fixed Income Payments represent obligations of the Company's General account. The Owner may designate all or a portion of the Net Single Premium Payment to fixed Income Payments. The fixed Income Payment amount, if selected, is shown on the Contract Data Page. At any time after the Right to Cancel period (as designated on the cover page of this Contract), an Owner may elect to transfer any or all of the Contract's variable Income Payments to provide for fixed Income Payments.

--------------------------------------------------------------------------------
X Note: Once amounts are allocated for fixed Income Payments they cannot be reallocated for variable Income Payments.
--------------------------------------------------------------------------------

3.11 DELAY OF INCOME PAYMENTS
The Company reserves the right to suspend or postpone any type of payment or reallocation from the Separate Account for any period when:
1. The New York Stock Exchange is closed for other than customary weekend and holiday closings;
2.   Trading on the New York Stock Exchange is restricted;
3. An emergency exists as a result of which it is not reasonable or practicable to dispose of securities held in the Separate Account or determine their value; or
4. The Securities and Exchange Commission permits delay for the protection of the Owner.

3.12 SEMI-ANNUAL BENEFIT LEVELING
If the Owner elects Semi-Annual Benefit Leveling, monthly variable Income Payments will be adjusted to reflect the performance of the Investment Options once every six (6) months, instead of with every payment. On the semi-annual benefit leveling start date, the number of Annuity Income Units necessary to make the payments for the following six (6) months will be calculated. The level payments calculated on each subsequent Semi-Annual Benefit Leveling start date anniversary could be higher or lower than the level payments for the previous semi-annual period.

An election to start Semi-Annual Benefit Leveling will take effect on the Semi-Annual Benefit Leveling start date which is only on the next Income Payment Date following receipt by the Company of the Owner's request to begin Semi-Annual Benefit Leveling.

                                       12
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

--------------------------------------------------------------------------------
X Note: Once selected, benefit leveling will automatically renew at the end of each six (6) month period. The Owner must notify the Company at least five (5) business days prior to this renewal in order to discontinue benefit leveling.
--------------------------------------------------------------------------------

An election to discontinue Semi-Annual Benefit Leveling will take effect no sooner than the end of the current Semi-Annual Benefit Leveling period. During any Semi-Annual Benefit Leveling period, no withdrawals will be allowed from any Payout Options other than Certain Period Only. The Company reserves the right to discontinue Semi-Annual Benefit Leveling at any time. If this feature is discontinued, leveled Income Payments will continue until the end of the current Semi-Annual Benefit Leveling period.

--------------------------------------------------------------------------------
X Note: Depending upon the Payout Option selected, partial withdrawals will not be allowed while Income Payments are leveled.
--------------------------------------------------------------------------------

3.13 MISSTATEMENT OF AGE OR SEX
If an Annuitant's Age or sex was misstated on the Application, Income Payments will be adjusted to the correct amount for the true Age and sex. If this misstatement caused the Company to make an overpayment, the company will deduct the amount of the overpayment from succeeding Income Payment. The Owner will be liable to the Company for the difference between the amount of any overpayments made and the amount of any remaining Income Payments. If the misstatement caused the Company to make an underpayment, the Company will make up the difference immediately. Overpayments and underpayments will be made up with interest at 6% per year.

3.14 INCOME PAYMENTS TO GUARDIAN
Income Payments may be made at the Company's discretion to the Owner's or Payee's duly authorized or qualified representative. This includes without limitation, guardian, committee or attorney-in-fact, during any period that the Owner or Payee is incapable of executing a valid receipt for such payments. Any payments made according to this paragraph shall completely discharge the Company from any liability for the responsibility of making payments under this Contract.

================================================================================
                                   ARTICLE 4:
                              INVESTMENT TRANSFERS
================================================================================

4.01 TRANSFERS AMONG INVESTMENT OPTIONS
Subject to the "Transfer Restrictions" (Article 4, section 4.04), amounts allocated to Divisions for variable Income Payments may be transferred among available Investment Options at any time.

The Owner either In Writing or over the telephone can make transfers. If the Contract contains a Joint Owner, the Company will accept transfer instructions from either owner, unless instructed otherwise. The Owner will need to notify the Company In Writing if someone other than the Owner is authorized to make transfers.

--------------------------------------------------------------------------------
X Note: Any transfer requests that are received after the close of the New York Stock Exchange will be valued based upon the next Valuation Date.
--------------------------------------------------------------------------------

4.02 AUTOMATIC REBALANCING
The Owner may select automatic rebalancing on the Application or at a later date. This feature allows the Company to automatically rebalance the

                                       13
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

current proportional value of the Net Single Premium Payment allocated to each variable investment option under this Contract to correspond with allocation designated on the Application, or as later changed by the Owner. Automatic rebalancing does not guarantee gains, nor does it assure that there will not be investment losses. During automatic rebalancing the Company will take assets from the better performing Divisions and reallocate them to the lesser performing Divisions.

Automatic rebalancing of the Separate Account Divisions can occur quarterly, semi-annually or annually on the Contract Date anniversary, the automatic rebalancing date. Annuity Income Units for automatic rebalancing will generally be priced as of the date of the transaction. However, if the scheduled date of the transfer falls on a non-Valuation Date, it will be priced as of the preceeding Valuation Date.

The Company reserves the right to discontinue offering automatic rebalancing at any time. Certain restrictions may apply based upon the Payout Option selected, the amount of the Net Single Premium Payment, and the frequency of payments.

--------------------------------------------------------------------------------
X Note: Automatic rebalancing will continue until the Company is notified by the Owner that it is to be discontinued. Notification must be received at least five
(5) business days prior to the next automatic rebalancing date.
--------------------------------------------------------------------------------

4.03 TRANSFER RESTRICTIONS
1. The Company reserves the right to limit the number of transfers among the Divisions to no more than [one (1) ] on any Valuation Date (excluding transfers resulting from automatic rebalancing).
2. The Company reserves the right to suspend an Owner's Transfer privilege.
3. Transfers will take effect as of the next Valuation Date on which the Company receives the transfer request, unless the request is received after the close of the New York Stock Exchange. Then, the transfer will take effect on the next Valuation Date.
4. The allocation of variable Income Payments after any transfer must result in at least [the greater of $50 or 5%] of the total variable Income Payments being derived from each of the utilized Divisions.
5. Amounts allocated for fixed Income Payments may not be reallocated for variable Income Payments.
6. Transfers cannot be made during the Right to Cancel period while funds are held in the Money Market Division, if applicable.
7. The Company reserves the right to charge a [$25.00] transfer fee for each transfer over [12] transfers per contract year.

The Contract is not designed for professional market timing organizations or other entities using programmed or frequent transfers involving large amounts. The Company may not unilaterally terminate or discontinue transfer privileges; however, the Company reserves the right to suspend such privilege indefinitely with notice to prevent market timing efforts that could disadvantage or be harmful to other Owners, Annuitants or Beneficiaries.

================================================================================
                                   ARTICLE 5:
                                   WITHDRAWALS
================================================================================

                                       14
03017N

5.01 WITHDRAWAL OPTIONS:
After the right to cancel period (refer to the cover page of this Contract) the Owner may take a partial or full withdrawal of the present value of the remaining variable Income Payments. Withdrawals are subject to the restrictions of the following Payout Options:

--------------------------------------------------------------------------------
X Note: At no time will funds invested in the Fixed Account be available for withdrawal.
--------------------------------------------------------------------------------

Lifetime Income (including Joint life) with Certain Period Payout Options: The Owner may take a partial withdrawal of the present value of the variable Income Payments in the Certain Period portion of the contract. There must be at least five (5) years of Certain Period payments remaining after the withdrawal is taken.

Certain Period Only Payout Options: The Owner may take a full withdrawal of all remaining variable Income Payments.

The withdrawal requests must be In Writing to the Company in a form acceptable by the Company. The Company will pay any amounts withdrawn to the Owner within [5] days of receipt if the Company deems the request to be complete. Withdrawals may be requested only after the Right to Cancel period.

5.02 EFFECT OF WITHDRAWALS ON FUTURE INCOME PAYMENTS
A withdrawal involves a transfer of assets out of a Division. As assets decrease in the Division, the number of Annuity Income Units in the Division must also decrease to reflect the withdrawal of those assets. A full or partial withdrawal will reduce all remaining variable Income Payments (both the life contingent and the Certain Period portions), in addition to the length of the Certain Period.

If funds are transferred from one or more Divisions, providing for variable Income Payments, to the Fixed Account, providing for fixed Income Payments, at any time after a withdrawal from the Contract has been taken, the Certain Period, if any, related to those transferred funds, will remain shortened (as described in the preceding paragraph). The Certain Period applicable to any pre-existing funds in the Fixed Account, providing for fixed Income Payments, will not be affected.

When the Owner requests a withdrawal, the Company will take amounts from the Divisions in which this Contract is then invested in the same proportion as the value invested in each Division on the date of the withdrawal. Since the amount of Income Payments changes during the next Modal Period, the reduction in Income Payments due to the withdrawal will be delayed until that time.

--------------------------------------------------------------------------------
X Note: Withdrawals will reduce future variable Income Payments and will reduce the remaining number of Certain Period Income Payments.
--------------------------------------------------------------------------------

5.03 RESTRICTIONS ON WITHDRAWALS

1)   Withdrawals are limited to one (1) per Contract year.
2)   The minimum withdrawal amount is $2,500.00.
2) No withdrawals are permitted for Lifetime Income Only Payout Options (single or joint life).
4) Withdrawals are allowed only from the variable Income Payment portion of the Contract.
5) With exception to full withdrawals from Certain Period Only Contracts, withdrawals are not permitted if Semi-Annual Benefit Leveling is currently in effect.

                                       15
03017N

6) With the exception of full withdrawals from Certain Period Only Contracts, there must be at least five (5) years of Certain Period Income Payments remaining after the withdrawal has been made.

5.04 DETERMINING THE WITHDRAWAL AMOUNT
In determining the amount of the withdrawal, only the present value of the variable Income Payments will be used.

--------------------------------------------------------------------------------
X Note: No fixed Income Payments will be used in determining the withdrawal values.
--------------------------------------------------------------------------------

The Company will calculate the present value of the variable Income Payments during the Certain Period by discounting the payments at the AIR less any fees, if applicable. The future variable Income Payment amount used in this calculation is determined by multiplying the Annuity Income Unit Value next computed after receipt of the withdrawal request by the current number of Annuity Income Units for each Division.

--------------------------------------------------------------------------------
X Tax Note: Non-periodic partial or full withdrawals, not including periodic Income Payments, may not receive annuity tax treatment. Before taking a withdrawal from this Contract a tax advisor should be consulted.
--------------------------------------------------------------------------------

5.05 WITHDRAWAL CHARGES:
Any non-periodic full or partial withdrawal (subject to the restrictions and requirements of Article 5), will be assessed the following withdrawal charge:

Contract Year                    Charge
------------------------------------------------
1-8                     [1%] of amount withdrawn
9-Contract End Date      0%

================================================================================
                                   ARTICLE 6:
                             DISTRIBUTION UPON DEATH
================================================================================

6.01 RIGHTS OF OWNERSHIP SUCCESSION
Upon the death of any Owner, ownership rights, if any, under this Contract will succeed to the following persons in the following order unless otherwise indicated on the Application and approved by the Company:

     .  the surviving Owner or Joint Owner, if any.
     .  the Annuitant(s), if any.
     .  the Beneficiary(ies).
     .  the estate or successors of the last Owner or Joint Owner to die.

If a Simultaneous Death occurs, the Company will assume that the successor Owner (as determined by the Rights of Succession, Article 6, section 6.01) died first. Ownership succession will be subject to the Payout Option elected. Proceeds will be paid on this basis unless an endorsement to this Contract provides otherwise.

6.02 NOTIFICATION OF DEATH
The death of any Owner, Annuitant or Payee must be reported to the Company immediately. The Company will require certified proof of death in the following form:
     1. A certified copy of the death certificate; and/or
     2. A certified copy of a decree from a court of competent jurisdiction as to the finding of death; and/or
     3. Other form as may be required by the Issue State indicated on the Contract Data Page

                                       16
03017N

The Company is entitled to recover any overpayments made because of failure to timely notify the Company of death. The Owner or any successor Owner is liable to the Company for any overpayments, including any overpayments made to a Payee other than the Owner. The Company is not responsible for any mispayments that result from failure to timely notify the Company of such death.

6.03 DEATH OF THE OWNER WHO IS THE ANNUITANT PRIOR TO THE ANNUITY STARTING DATE Upon the death of any Owner, who is named in the Application as the Annuitant, the account value of the Certain Period portion (the entire interest) of this Contract must be paid by the end of the calendar year containing the fifth anniversary of that Owner's death. However, each person who is or becomes an Owner in accordance with the Rights of Succession (Article 6, section 6.01) may elect to have this entire interest paid over his or her lifetime or over a period not exceeding his or her life expectancy.

Payments are to begin on or before the end of the calendar year immediately following the year in which the Owner or Joint Owner died.

--------------------------------------------------------------------------------
X Note: If a life contingent Payout Option was selected, the life contingent Income Payments will be forfeited and retained by the Company. Refer to Article 6, section 6.10 for additional restrictions on Lifetime Only Payout Options.
--------------------------------------------------------------------------------

6.04 DEATH OF THE OWNER WHO IS NOT THE ANNUITANT PRIOR TO THE ANNUITY STARTING DATE
Upon the death of any Owner, who is not the same as the Annuitant, the account value of the Net Single Premium Payment must be paid by the end of the calendar year containing the fifth anniversary of that Owner's death. However, each person who is or becomes an Owner in accordance with the Rights of Succession (Article 6, section 6.01) may elect to have the entire interest paid over his or her lifetime or over a period not exceeding his or her life expectancy.

Payments are to begin on or before the end of the calendar year immediately following the year in which the Owner or Joint Owner died. Refer to Lifetime Income Payout Option (Article 6, section 6.10) for additional restrictions on Lifetime Only Payout Options.

6.05 DEATH OF THE ANNUITANT WHO IS NOT THE OWNER PRIOR TO THE ANNUITY STARTING DATE
Upon the death of the Annuitant who is not also the Owner, the Contract remains in force and makes Income Payments according the Certain Period portion of the Payout Option, if applicable, selected on the application and found on the Contract Data Page of this Contract. For a Joint Annuitant Contract, the Income Payments continue for the longer of (1) the life of the Joint Annuitant or (2) the Certain Period, if applicable. If the Contract is a Lifetime Income Only Payout Option, then this Contract terminates and no payments are made.

Upon the death of both annuitants under a Joint Annuity Contract, only the Certain Period Income Payments are made prior to the Contract termination; if there are no Certain Period Income Payments, then the Contract terminates immediately and no payments will be made.

                                       17
03017N

6.06 DEATH OF THE OWNER OR JOINT OWNER AFTER THE ANNUITY STARTING DATE
Upon the death of any Owner after the Annuity Starting Date, any remaining Income Payments will be made as specified by the terms of the Payout Option selected, as set forth on the Contract Data Page. Payments will be made at least as rapidly as under the distribution method being used prior to the death of the Owner or Joint Owner. Ownership rights under the Contract will succeed in accordance with the Rights of Succession (Article 6, section 6.01).

6.07 DEATH OF THE ANNUITANT AFTER THE ANNUITY STARTING DATE
If the death of the Annuitant occurs after the Annuity Starting Date, any remaining Certain Period Income Payments, if applicable, will be paid. Under a Joint Annuity Payout Option, upon the death of one Annuitant Income Payments will be paid according to the Payout Option selected on the Application. Upon the death of all Annuitants, any remaining Certain Period Income Payments, if applicable, will be paid. If no Annuitant survives and there are no Certain Period Income Payments remaining, then Income Payments will cease and this contract will terminate.

6.08 DEATH OF A PAYEE
If a Payee dies while receiving Income Payments, the Company will make any required Income Payments to the Owner or the successor Owner as set forth in the Rights of Succession (Article 6, section 6.01), pending instructions to make payments to a new Payee.

6.09 STATUS OF INCOME PAYMENTS UPON NOTIFICATION OF ANY DEATH
Upon learning of the death of an Annuitant, Owner, Payee, or Beneficiary, the Company may suspend future Income Payments until proof of death and/or any other forms as may be required by the Company are received in the Home Office. All suspended Income Payments due and owing will remain invested as last instructed by the Owner.

6.10 LIFETIME INCOME PAYOUT OPTION
Notwithstanding other provisions in this Contract to the contrary, if the Payout Option set forth on the Contract Data Page is a Lifetime Income (or Joint Lifetime Income) with no guaranteed payments after the death of the Annuitant(s), then this Contract will terminate if all Annuitants die prior to or after the Annuity Starting Date. Neither the Single Premium Payment nor any other interest nor benefit in the Contract will be owed or payable to any person by the Company.

================================================================================
                                   ARTICLE 7:
                                    TAXATION
================================================================================

7.01 GENERAL
The tax information contained in this Contract is intended to be general and such information is NOT intended to offer legal or tax advice. The Owner should consult with his or her professional tax advisor concerning matters relating to:

     1) Minimum Distribution Requirements;
     2) Taxation of Income Payments;
     3) Income tax penalties applied to premature distributions;
     4) Federal estate laws;
     5) Gift tax laws;
     6) State inheritance tax laws; and
     7) Non-periodic withdrawals

                                       18
03017N

The Company will be under no obligation for any tax or tax penalties imposed by the Code or by any other applicable federal or state law, rule or regulation.

7.02 STATUS AS AN ANNUITY CONTRACT
On the Contract Date, this Contract is intended to qualify as an "annuity contract" under the Code. Accordingly, all provisions of this Contract shall be interpreted and administered in accordance with the requirements of Code section 72(s) and other relevant Code sections. In no event shall any payment be deferred beyond the time limits permitted by Code section 72(s). The Company reserves the right to amend this Contract to comply with requirements set out in the Code and regulations and rulings thereunder, as may exist from time to time.

7.03 TAXATION ON PREMIUM PAYMENT
Some states and other government entities impose a premium tax on annuities. The Company reserves the right to deduct charges for any state premium or other tax that the Company determines may be applicable to this Contract.

================================================================================
                                   ARTICLE 8:
                               GENERAL PROVISIONS
================================================================================

8.01 CONTRACT ISSUE REQUIREMENTS:
The Company will not issue a Contract unless the Company has received all the information necessary to issue the Contract; and the Company receives the entire Single Premium Payment. If the information needed to issue the contract is not received within five (5) Valuation Dates, the Company will return the premium unless the Owner allows the Company to keep the Single Premium Payment until the necessary information is received, in accordance with the Initial Allocation of the Net Single Premium Payment (Article 3, section 3.06).

8.02 SINGLE PREMIUM PAYMENT
The minimum premium for a contract is [$25,000.00]. Amounts less than [$25,000.00] may be accepted with prior home office approval. This is a Single Premium Payment Contract; no additional premiums will be accepted.

8.03 ENTIRE CONTRACT
The entire contract is made up of: 1) this Contract; 2) the Application; and 3) any approved endorsements added to this Contract.

A copy of the application is attached to this Contract at delivery and evidences the original application. The Company relies on all statements made in the application and the amendment to application, if applicable. All statements made in the application will be deemed representations and not warranties. If any part of this Contract is found to be invalid, all other parts will remain in effect.

No insertion in or other alteration of any written application can be made by any person other than the applicant without his written consent, except that insertions may be made by the insurer for administrative purposes only in such manner as to indicate clearly that the insertions are not to be ascribed to the applicant.

8.04 CONFORMITY WITH LAWS
To the extent the Contract conflicts with any applicable federal or state law, regulation or ruling, the Contract shall be deemed to conform with the minimum requirements of such law, regulation or

                                       19
03017N
ruling and the Contract shall be administered accordingly.

8.05 EVIDENCE OF SURVIVAL
Where any payments under this Contract depend on a person being alive on a given date, the Company may require proof that such person is living. Such proof may be required before making Income Payments.

8.06 VALIDITY OF A TRUST
The Company is not required to verify the validity or effect of a trust, the scope of the trustee's authority, or a trust's use of payments according to the terms of the trust agreement. Payment made to a trust will release the Company of all contractual obligations to the extent of the payment.

8.07 TERMINATION OF THE CONTRACT
This Contract terminates:
     1) On the date indicated as the Income End Date on the Contract Data Page for Contracts with a Payout Option that is Certain Period with no life contingencies
     2) For all other Contracts, on the date that all Certain Period Income Payments, if applicable, have been made and no Annuitant is living.

8.08 MODIFICATIONS TO THE CONTRACT
Only the President, a Vice President, an Administrative Office, or Secretary of the Company can change or waive any provisions of this Contract. Any such change or waiver must be in writing. No other person can change or waive any Contract provision. The Company may modify the Contract if required to by state, federal or other relevant law. No change will be made that adversely affects the Owner's rights unless law requires such a change.

The Company may also find it necessary to modify this Contract in order to maintain its status as an annuity, an IRA Contract or Qualified Contract under the provisions of the Code, ERISA, or to comply with state law. Such changes will be made by endorsement that will be filed with the applicable state insurance department(s) before its use. The Owner will be provided with a copy of any such endorsement affecting this Contract.

8.09 ANNUITY IS NOT A "PLAN"
This Contract is not a "plan" as defined in ERISA section 3(3). The Company is not a "fiduciary" under ERISA section 3(21).

8.10 INCONTESTABILITY
The Company relies on all statements made in the application and the amendment to application, if applicable. All statements made in the application will be deemed representations and not warranties. If any part of this Contract is found to be invalid, all other parts will remain in effect. The Company will not contest this Contract after the Contract Date.

8.11 NON-PARTICIPATING
This Contract is non-participating. It will not share in the distribution of any divisible surplus of the Company. No dividends are payable.

8.12 ASSIGNMENT
Non-Qualified Contracts: The Owner may assign the Contract, the Income Payments or an interest in the Contract. The Company is not responsible for the validity, effect, or tax treatment of any such assignment. No assignment will bind the Company until the Company has received it and recorded it at

                                       20
03017N
its Home Office. Once recorded, such assignment shall be effective the date signed by the Owner. The Owner's rights under this Contract may be affected by an assignment.

--------------------------------------------------------------------------------
X Tax Note: Adverse federal income tax consequences may result from an assignment of the Contract. The Owner should consult with a professional tax advisor concerning the tax implications of assigning this Contract.
--------------------------------------------------------------------------------

IRA Contracts and Qualified Contracts: The Owner may not sell, assign, or pledge as security for a loan, or transfer his or her interest in this Contract except as otherwise provided in the Code and other applicable law. Any attempt to do so will be void. The offsetting of any fees, administrative, or other expenses owed to the Company against any payments under this Contract will not be considered a transfer or assignment.

Notwithstanding the above, all or a portion of this Contract may be transferred to the Owner's Spouse or former Spouse under a divorce or separation instrument pursuant to the Code [sections 71(b)(2), 401(a)(13), 414(p), 1041, and ERISA section 206(d)].

8.13 RELIANCE ON INFORMATION BY THE COMPANY
The Owner agrees to provide information to the Company at such time, in such manner, and containing such data as may be necessary for the Company to prepare any reports required of the Company, as insurer, or by the Code. The Company may rely on information furnished to it by the Owner to fulfill its obligations under this Contract and shall incur no liability for acting in reliance on such information.

8.14 PROTECTION OF PROCEEDS
To the extent permitted by applicable law, the benefits, values and rights under this Contract are not subject to the claims of creditors or to legal process.

8.15 NOTIFICATION
Any notification required by this Contract will be sent to the Owner by regular mail to the address that the Owner has provided the Company, and this will constitute effective notification. The Owner agrees to immediately notify the Company In Writing of any change in his or her name or address.

8.16 DISCLAIMER
The Company will be under no obligation for any of the following:
     1) For any tax or tax penalties incurred under the Code or by any other applicable federal or state law, rule or regulation; or
     2) To determine whether any contribution, distribution, or transfer under the Contract complies with the provisions, terms, and conditions of any Plan or with applicable law;
     3) To administer any Plan, including, without limitation, any provisions required by ERISA; or
     4) To provide any notifications or reports required to be made by an employer or any other entity.

8.17 LIABILITY OF THE COMPANY
Action or inaction by the Company based on a reasonable interpretation of the law as to whether the Annuitant has met the Minimum Distribution Requirements or other distribution requirements under the Code or other federal or state law shall create no liability on behalf of the Company if it is subsequently determined that such interpretation is incorrect.

                                       21
03017N

8.18 INDEMNIFICATION OF THE COMPANY
The Company and its representatives will be indemnified and held harmless for any liabilities or costs (including any legal fees incurred by them) which may arise in the performance of the Company's duties under this Contract except for liabilities arising from the Company's or its representatives' negligence or willful misconduct.

8.19 REPORTS
IRA Contracts: The Company will submit annual calendar year reports concerning the status of this Contract, if applicable.

If variable Income Payments are being made, the Company will send to the Owner, a report showing the number of Annuity Units in each Division and the value of each Annuity Unit at least once per year. In addition, the Owner will be sent a confirmation statement each time there is transfer of Annuity Units among Divisions or to the General account.

All reports will be sent to the Owner's last known address.

8.20 RIGHTS RESERVED BY THE COMPANY
The Company reserves the following rights to:

1) Reflect a change in the Separate Account or any Division thereunder;
2) Create new Separate Accounts;
3) Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;
4) Transfer any assets in any Division in the Separate Account, or combine the Separate Account with another Separate Account;
5) Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another Separate Account;
6) Make any new Divisions available to the Owner on a basis to be determined by the company;
7) Substitute for the shares held in any Division the shares of another underlying fund or the shares of another investment company or any other investment permitted by law;
8) Make any changes as required by the Code or by any other applicable law, regulation or interpretation in order to continue treatment of this Contract as an annuity;
9) Make any changes to comply with the rules of any Fund.

================================================================================
                                   ARTICLE 9:
                                    EXPENSES
================================================================================

9.01 MORTALITY AND EXPENSE RISK CHARGE
This charge is equal, on an annual basis, to a percentage of the average daily value of the Contract invested in the Variable Investment Option. This charge compensates the Company for the insurance benefits provided by the Contract. The amount of the Mortality and Expense Risk Charge may be adjusted by the Company, but will never be greater than the Maximum Mortality and Expense Risk Charge shown on the Contract Data Page. Neither expenses actually incurred, other than taxes on the investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable Income Payments after such payments have commenced.

                                       22
03017N

9.02 ADMINISTRATIVE EXPENSE CHARGE
This charge is equal, on an annual basis, to a percentage of the average daily value of the Contract invested in the Variable Investment Option. This charge is for expenses associated with the administration of the Contract. These expenses may include, but are not limited to, preparation of the Contract, confirmation statements, annual statements, legal fees, and the maintenance of Contract records. The amount of the Administrative Expense Charge may be adjusted by the Company, but will never be greater than the Maximum Administrative Expense Charge shown on the Contract Data Page.

9.03 FUND EXPENSES
There are deductions from the assets of the various funds for operating expenses (including management fees).


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

                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK

This is a Single Premium Immediate Variable Annuity Contract. Important details concerning this Immediate Variable Annuity are stated on the Contract Data Page, page 3 (or 3A, if applicable) of this Contract.

READ THIS CONTRACT CAREFULLY. This Contract explains how the annuity performs, and is a legal contract between the Owner and the Company. All Income Payments and benefits will be payable subject to the terms of this Contract. Examine the Contract, the Contract Data Page (page 3) and attached application. If any errors or omissions are found, immediately contact the Company.


                      THIS CONTRACT IS NON-PARTICIPATING -
                           DIVIDENDS ARE NOT PAYABLE.

                      PLEASE READ THIS CONTRACT CAREFULLY.

             THIS CONTRACT IS A LEGAL CONTRACT BETWEEN THE OWNER AND
                    AMERICAN GENERAL LIFE INSURANCE COMPANY.

================================================================================

For information, service or to make a complaint, contact your servicing agent or the Company's Administrative Office at:

        The United States Life Insurance Company In The City of New York
         2727-A Allen Parkway . P. O. Box 3018 . Houston, TX 77253-3018

                        Toll Free Customer Service Number
                                 (888) 438-6933

================================================================================

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